May 24, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:      United Financial Bancorp, Inc.
File No. 000-52947

Dear Sir or Madam:

We have read Item 4.01(a) of Form 8-K of United Financial Bancorp, Inc. dated May 19, 2011 and agree with the statements concerning our Firm contained herein.

Very truly yours,